FORM 8-A


                       Securities and Exchange Commission
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             Insignia Systems, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                Minnesota                                41-1656308
      -----------------------------             ----------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



         10801 Red Circle Drive
          Minnetonka, Minnesota                               55343
  --------------------------------------                 --------------
 (Address of principal executive offices)                   (Zip Code)




Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                      Name of each exchange on which
        to be so registered                      each class is to be registered

    Common Stock, $0.01 par value                 Philadelphia Stock Exchange





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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c(2), please check the following box. [ ]



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Furnish the information required by Item 202 of Regulation S-K.

         Incorporated by reference to the section entitled "Description of Capital Stock" in the Registrant's Form S-18 Registration Statement (Reg. No. 33-40765-C) filed with the Commission on May 22, 1991.

ITEM 2.  EXHIBITS.

List below all exhibits filed as part of the registration statement.

         Not applicable.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        INSIGNIA SYSTEMS, INC.

Date: October 9, 1997                   By  /s/ G.L. Hoffman
      ----------------                      -------------------------
                                            G.L. Hoffman
                                            President


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